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                                                                   EXHIBIT 10.11

                                 AGREEMENT AND RELEASE


This Agreement and Release (hereafter "Agreement") is made and entered into by and between THOMAS W. HIGH and PG&E CORPORATION (hereafter, PG&E Corp.) (collectively referred to as "the parties") and sets forth the terms and conditions of Mr. High's separation from PG&E Corp.

1. Mr. High shall voluntarily resign from his employment with PG&E Corp. and from his position as SVP - Administration and External Relations of PG&E Corp. and as an officer and/or director of any and all subsidiary and affiliate companies of PG&E Corp., effective close of business April 30, 2001.

2. Beginning on May 1, 2001, and until the first of the month following the month in which Mr. High reaches age 55, PG&E Corp. shall pay to Mr. High an annual benefit under the Supplemental Executive Retirement Plan (SERP) of approximately Two Hundred and Ninety Seven Thousand, Two Hundred and Forty Four Dollars ($297,244.00), in equal monthly installments. Thereafter, and for the remainder of his life, PG&E Corp. shall pay Mr. High an annual benefit under the SERP of approximately Two Hundred Thirty Five Thousand, Five Hundred and Forty Six Dollars ($235,546.00), payable in equal monthly installments, which amount shall be in addition to any benefits to which Mr. High is otherwise entitled under the terms of the Retirement Plan for Employees of Pacific Gas and Electric Company. The benefits described in this paragraph are in the form of a single life annuity, and Mr. High shall be entitled to make any elections with respect to survivor benefits, payment options, or such other optional forms of benefits as are provided for in the SERP, consistent with the actuarial factors used by the SERP plan administrator.

3. PG&E Corp. shall provide Mr. High executive career counseling and/or placement services from the firm of Spherion Corporation or, at his selection, another firm providing such services under contract with PG&E Corp. If Mr. High becomes reemployed during the one year following the effective date of this Agreement, PG&E Corp.'s obligation to provide the service specified in this paragraph shall terminate at the time such employment commences.

4. Effective May 1, 2001, all unvested performance unit grants, stock option grants, and special incentive stock ownership premiums provided to Mr. High under PG&E Corporation's Performance Unit Plan, Stock Option Plan, and Executive Stock Ownership Program shall vest under the provisions governing termination by reason of retirement contained in each respective plan or program. The payment, exercise, and withdrawal of Mr. High's vested performance units, stock option grants, and stock ownership premiums shall be as provided under the terms of their respective plans or program. Mr. High shall be considered to be a retired employee for purposes of the Postretirement Life Insurance Plan of Pacific Gas and Electric Company and shall be entitled to make any elections thereunder as provided to retired officers.

5. PG&E Corp. shall provide to Mr. High legal representation and indemnification protection in any legal proceeding in which he is a party or is threatened to be made a party by reason of the fact that he
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     is or was a PG&E Corp. employee or officer, in accordance with the terms of the resolution of the Board of Directors of PG&E Corp. dated December 18, 1996.

6. Except as provided in paragraph 5 of this Agreement, in consideration of the payment and benefits PG&E Corp. is providing under this Agreement, Mr. High on behalf of himself and his representatives, agents, heirs and assigns, waives, releases, discharges and promises never to assert any and all claims, liabilities or obligations of every kind and nature, whether known or unknown, suspected or unsuspected that he ever had, now has or might have as of the effective date of this Agreement against PG&E Corp., its predecessors, subsidiaries, related entities, officers, directors, shareholders, owners, agents, attorneys, employees, successors, or assigns. The released claims include, without limitation, any claims arising from or related to Mr. High's employment with PG&E Corp., his resignation from his position as an officer and/or director of PG&E Corp. or any of its subsidiaries or affiliate companies, the separation of his employment with PG&E Corp., or any of its subsidiaries or affiliate companies, and/or any of the conditions, events, transactions or series of transactions related thereto, and the execution of this Agreement. The released claims also specifically include, without limitation, any claims arising under any federal, state and local statutory or common law, such as Title VII of the Civil Rights Act, the federal Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the California Labor Code (all as amended), the law of contract and tort, and any claim for attorneys' fees. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

7. Mr. High acknowledges that there may exist facts or claims in addition to or different from those which are now known or believed by him to exist. Nonetheless, except as provided for in paragraph 5 of this Agreement, Mr. High understands, intends, and agrees that this Agreement extends to all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, past or present, and he specifically waives all rights under Section 1542 of the California Civil Code which provides that:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

8. Mr. High agrees that he will not initiate, maintain, or accept the benefits from any legal action or proceeding of any kind against PG&E Corp. or any of its predecessors, subsidiaries, related entities, officers, directors, shareholders, owners, agents, attorneys, employees, successors, or assigns as to any matter released in this Agreement, nor shall he assist or participate in any such proceedings, including any proceedings brought by any third parties, except as required by court order or law or to enforce this Agreement. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

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9.   Mr. High shall not seek any future re-employment with PG&E Corp.  This paragraph does not, however, preclude Mr. High from accepting an offer of future employment from PG&E Corp.

10. Mr. High shall not disclose, publicize, or circulate to anyone in whole or in part, any information concerning the terms and/or conditions of this Agreement without the express written consent of the Chief Legal Officer of PG&E Corp. unless required by court order or law. Notwithstanding the preceding sentence, Mr. High may disclose the terms and conditions of this Agreement to his immediate family members, and any attorneys or tax advisors, if any, to whom there is a bona fide need for disclosure in order for them to render professional services to his, provided that Mr. High first instructs each affected family member, attorney, and tax advisor that he must keep the information confidential and may not make any disclosure of the terms and conditions of this Agreement, unless required by court order or law. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

11. Mr. High agrees not to use, disclose, publicize, or circulate any confidential or proprietary information concerning PG&E Corp., its subsidiaries, or its affiliates, which has come to his attention during his employment with PG&E Corp., unless his doing so is expressly authorized in writing by the Chief Legal Officer of PG&E Corp., or is required by court order or law. Before making any legally-required disclosure, Mr. High shall give PG&E Corp. notice at least ten (10) business days in advance. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

12. Mr. High agrees not to engage in any unfair competition against PG&E Corp. For purposes of this Agreement, unfair competition shall be accorded the definition developed under the laws of the State of California, including section 17200, et seq., of the California Business and Professions Code. Mr. High agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

13. (a) For a period of one year after the effective date of this Agreement as set forth in paragraph 17 below, Mr. High shall not, directly or indirectly, solicit or contact for the purpose of diverting or taking away or attempt to solicit or contact for the purpose of diverting or taking away any prospective customer of PG&E Corp. or its affiliates or subsidiaries about whom he acquired information as a result of any solicitation efforts by PG&E Corp., its subsidiaries, or affiliates, or the prospective customer during his employment with PG&E Corp. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

     (b) For a period of one year after the effective date of this Agreement as set forth in paragraph 17 below, Mr. High shall not, directly or indirectly, solicit or contact for the purpose of diverting or taking away or attempt to solicit or contact for the purpose of diverting or taking away any existing customer of PG&E Corp. or its affiliates or subsidiaries. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

     (c) For a period of one year after the effective date of this Agreement as set forth in paragraph 17 below, Mr. High shall not, directly or indirectly, solicit or contact for the purpose of

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          diverting or taking away or attempt to solicit or contact for the purpose of diverting or taking away any existing vendor of PG&E Corp. or its affiliates or subsidiaries. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

     (d) For a period of one year after the effective date of this Agreement as set forth in paragraph 17 below, Mr. High shall not, directly or indirectly, solicit or contact for the purpose of diverting or taking away or attempt to solicit or contact for the purpose of diverting or taking away any prospective vendor of PG&E Corp. or its affiliates or subsidiaries, about whom he acquired information as a result of any solicitation efforts by PG&E Corp. or its affiliates or subsidiaries or the prospective vendor during his employment with PG&E Corp. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

     (e) For a period of one year after the effective date of this Agreement as set forth in paragraph 17 below, Mr. High shall not, directly or indirectly, solicit, contact or induce, or attempt to solicit, contact or induce, any existing employees, agents or consultants of PG&E Corp., or of any of its subsidiaries or affiliates, to terminate or otherwise alter their employment, agency or consultant relationship with PG&E Corp. or any of its subsidiaries or affiliates. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

     (f) For a period of one year after the effective date of this Agreement as set forth in paragraph 17 below, Mr. High shall not, directly or indirectly, solicit, contact or induce, any existing employees, agents or consultants of PG&E Corp., or of any of its subsidiaries or affiliates, to work in any capacity for or on behalf of any person, company or other business enterprise that is in competition with PG&E Corp. or any of its subsidiaries or affiliates. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

14. Mr. High shall, upon reasonable notice from PG&E Corp., furnish information and proper assistance to PG&E Corp. (including truthful testimony and document production) as may reasonably be required by PG&E Corp. in connection with any legal, administrative or regulatory proceeding in which it or any of its subsidiaries or affiliates is, or may become, a party, or in connection with any filing or similar obligation of PG&E Corp. imposed by any taxing, administrative or regulatory authority having jurisdiction. Mr. High further agrees that his violation of this paragraph shall constitute a material breach of this Agreement.

15. (a) In the event that Mr. High breaches any material provision of this Agreement, PG&E Corp. shall have no further obligation to pay or provide to Mr. High any unpaid amounts or benefits specified in this Agreement. PG&E Corp. shall also be entitled to immediate return of any and all amounts or benefits previously paid or provided to Mr. High under this Agreement and to recalculate any future pension benefit entitlement without the additional credited service and/or age he received or would have received under this Agreement. Despite any breach by Mr. High his other duties and obligations under this Agreement, including his waivers and

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          releases, shall remain in full force and effect. In the event of a breach or threatened breach by Mr. High of any of the provisions in paragraphs 6-8 and 10-14 of this Agreement, PG&E Corp. shall, in addition to any other remedies provided in this Agreement, be entitled to equitable and/or injunctive relief and, because the damages for such a breach or threatened breach will be difficult to determine and will not provide a full and adequate remedy, PG&E Corp. shall also be entitled to specific performance by Mr. High of his obligations under paragraphs 6-8 and 10-14 of this Agreement. Pursuant to paragraph 20 herein, Mr. High shall also be liable for any litigation costs and expenses PG&E Corp. incurs in successfully seeking enforcement of its rights under this Agreement, including reasonable attorney's fees.

     (b) Mr. High shall be entitled to recover actual damages in the event of any material breach of this Agreement by PG&E Corp., including any unexcused late or non-payment of any amounts owed under this Agreement, or any unexcused failure to provide any other benefits specified in this Agreement. In the event of a breach or threatened breach by PG&E Corp. of any of its material obligations to Mr. High under this Agreement, Mr. High shall be entitled to seek, in addition to any other remedies provided in this Agreement, specific performance of PG&E Corp.'s obligations and any other applicable equitable or injunctive relief. Pursuant to paragraph 20 herein, PG&E Corp. shall also be liable for any litigation costs and expenses Mr. High incurs in successfully seeking enforcement of his rights under this Agreement, including reasonable attorney's fees. Despite any breach by PG&E Corp., its other duties and obligations under this Agreement shall remain in full force and effect.

16. Mr. High acknowledges and agrees that this Agreement is not, and shall not be considered, an admission of liability or of a violation of any applicable contract, law, rule, regulation, or order of any kind.

17. Pursuant to the Older Workers Benefit Protection Act, Mr. High acknowledges that he was provided up to 21 days to consider and accept the terms of this Agreement and that he was advised to consult with an attorney about the Agreement before signing it.
     Mr. High also understands that, after he signs the Agreement, he will have an additional seven (7) days in which to revoke his acceptance in writing, that to revoke, he must submit a signed statement to that effect to PG&E Corp.'s Senior Human Resources Officer before the close of business on the seventh day, and that, if he does not submit such a revocation, the Agreement will take effect on the eighth day after he signs it.

18. This Agreement sets forth the entire agreement between the parties pertaining to the subject matter of this Agreement and fully supersedes any prior or contemporaneous negotiations, representations, agreements, or understandings between the parties with respect to any such matters, whether written or oral (including any that would have provided Mr. High any different severance arrangements). The parties acknowledge that they have not relied on any promise, representation or warranty, express or implied, not contained in this Agreement. Parol evidence will be inadmissible to show agreement by and among the parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement.

19.  If any provision of this Agreement is determined to be invalid, void, or

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     unenforceable, the remaining provisions shall remain in full force and effect except that, should paragraphs 6-8 and 10-14 be held invalid, void or unenforceable, either jointly or separately, PG&E Corp. shall be entitled to rescind the Agreement and/or recover from Mr. High any payments made and benefits provided to his under this Agreement. Mr. High understands and agrees that before initiating any action to set aside all or any part of this Agreement, a mandatory condition precedent is his prior tender back to PG&E Corp. of the amounts of any payments previously made or benefits provided to his under this Agreement, including without limitation, any increased pension benefits he gained as a result of any additional credited service and/or age he received under this Agreement.

20. With the exception of any request for specific performance, injunctive or other equitable relief, any dispute or controversy of any kind arising out of or related to this Agreement, Mr. High's employment with PG&E Corp. (or with the employing subsidiary), the separation thereof and from his positions as an officer and/or director of PG&E Corp. or any subsidiary or affiliate, or any claims for benefits shall be resolved exclusively by final and binding arbitration using a three member arbitration panel in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Provided, however, that in making their determination, the arbitrators shall be limited to accepting the position of Mr. High or the position of PG&E Corp., as the case may be. The only claims not covered by this paragraph 20 are any non-waivable claims for benefits under workers' compensation or unemployment insurance laws, which will be resolved under those laws. Any arbitration pursuant to this paragraph 20 shall take place in San Francisco, California. Parties may be represented by legal counsel at the arbitration but must bear their own fees for such representation. The prevailing party in any dispute or controversy covered by this paragraph 20, or with respect to any request for specific performance, injunctive or other equitable relief, shall be entitled to recover, in addition to any other available remedies specified in this Agreement, all litigation expenses and costs, including any arbitrator, administrative or filing fees and reasonable attorneys' fees. Both Mr. High and PG&E Corp. specifically waive any right to a jury trial on any dispute or controversy covered by this paragraph 20. Judgment may be entered on the arbitrators' award in any court of competent jurisdiction. Subject to the arbitration provisions herein, the sole jurisdiction and venue for any action related to the subject matter of this Agreement shall be the California state and federal courts having within their jurisdiction the location of PG&E Corp.'s principal place of business in California at the time of such action. Both parties consent to the jurisdiction of such courts for any such action.

21. This Agreement shall be governed by and construed under the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of California, without regard to the conflicts of laws provisions thereof.

22. The failure of either party to exercise or enforce, at any time, or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provision, or any portion thereof, and shall in no way affect that party's right to exercise or enforce such provisions. No waiver or default of any provision of this Agreement shall be deemed to be a waiver of any succeeding breach of the same or any other provisions of this Agreement.

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23.  Mr. High acknowledges and agrees that he has read and understands the contents of this Agreement, that he has been afforded the opportunity to carefully review this Agreement with an attorney of his choice, that he has not relied on any oral or written representation not contained in this Agreement, that he has signed it knowingly and voluntarily, and that after this Agreement becomes effective he will be bound by all of its provisions.

     PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


   THOMAS W. HIGH                            BRENT G. STANLEY
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   THOMAS W. HIGH                            PG&E CORPORATION


  December 8, 2000                           December 8, 2000
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         DATE                                       DATE

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